UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 7, 2012
Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue
New York, New York		10170
(Address of Principal Executive Offices)		(Zip Code)

(212) 297-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02	Unregistered Sales of Equity Securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Gordon F. DuGan as Chief Executive Officer and Class II Director

On June 7, 2012, Gramercy Capital Corp. (the “Company”) entered into an employment agreement with Gordon F. DuGan pursuant to which Mr. DuGan agreed to serve as Chief Executive Officer of the Company for a five-year term commencing on July 1, 2012. In accordance with the terms of the employment agreement, the Board of Directors of the Company (the “Board”) appointed Mr. DuGan as Chief Executive Officer of the Company and as a member the Board serving as a Class II director, effective as of July 1, 2012.

Mr. DuGan has over 20 years of senior management experience in the real estate industry. From June 2011 to June 2012, he served as Global Head of Equity Real Estate for Fixed Income Discount Advisory Company (“FIDAC”), a wholly-owned subsidiary of Annaly Capital Management (“Annaly”). FIDAC specializes in managing residential and commercial mortgage loans and securities, managing CDO liquidations and providing other financial services, and serves as the external manager for Chimera Investment Corporation (NYSE: CIM) and CreXus Investment Corp. (NYSE: CXS). Annaly is the largest mortgage REIT listed on the NYSE, and owns and manages over $100 billion in gross assets. From June 2010 to June 2011, Mr. DuGan served as Managing Partner of Northcliffe Asset Management (“Northcliffe”), which managed net leased commercial real estate on behalf of private investors. From May 2004 to July 2010, he was CEO of W. P. Carey & Co. LLC (NYSE: WPC) (“W. P. Carey”), a global investment firm with approximately $12.5 billion of assets under management, and considered to be one of the leading providers of net lease financing for corporate properties. Prior to that, Mr. DuGan served in various capacities with W.P. Carey, including President and Head of Investments. Mr. DuGan served as a director of W.P. Carey from 2002 through July 2010. Mr. DuGan also served as a director of Corporate Property Associates 17 — Global Incorporated from its formation in 2007 until July 2010. He served as a director of Corporate Property Associates 14 Incorporated from February 2005 until April 2006 and then from June 2007 through July 2008, Corporate Property Associates 15 Incorporated from 2005 through June 2010 and Corporate Property Associates 16 — Global Incorporated from December 2003 to July 2008. Mr. DuGan also served as a director of Corporate Property Associates 12 Incorporated from February 2005 to September 2006. He is a former member of the Board of NAREIT. Mr. DuGan is a member of the Advisory Boards of India 2020 Limited, a private equity firm investing in India, and of the Innocence Project. Mr. DuGan received his B.S. in Economics from the Wharton School at the University of Pennsylvania. He is 46 years old. Mr. DuGan’s qualifications to serve on the Company’s Board include his extensive leadership skills and executive experience at FIDAC, Northcliffe and W. P. Carey, and his prior board experience.

Under Mr. DuGan’s employment agreement, the Company agreed to grant Mr. DuGan 250,000 restricted shares of the Company’s common stock, 750,000 restricted stock units (the “RSUs”) and LTIP Units (“LTIP Units”) in GKK Capital LP, the Company’s operating partnership (the “Operating Partnership”), pursuant to an outperformance plan (the “2012 Outperformance Plan”) on July 1, 2012. The restricted shares of common stock will vest in five equal installments on June 30, 2013 and each of the first four anniversaries of such date provided that Mr. DuGan remains employed by the Company through each such date. The RSUs will also be scheduled to vest in five equal installments on June 30, 2013 and each of the first four anniversaries of such date; provided that the RSUs will only vest if both (1) Mr. DuGan remains employed by the Company through the applicable vesting date and (2) the Company achieves either a performance based hurdle based on funds from operations during the prior year, with agreed upon adjustments (“FFO”), or a common stock price hurdle. The hurdles that are based on FFO are to be agreed upon by the Company and Mr. DuGan within 30 days after July 1, 2012 and the common stock price hurdles are as follows: June 30, 2013 - $3.00 per share, June 30, 2014 - $3.50 per share, June 30, 2015 - $4.00 per share, June 30, 2016 - $4.50 per share and June 30, 2017 - $5.00 per share; provided that the stock price hurdles are reduced by dividends declared per share of common stock on or after July 1, 2012. In the event that the performance hurdles are not met on a vesting date, the RSUs scheduled to vest on that vesting date may vest on a subsequent vesting date if the common stock price hurdle is met as of such subsequent vesting date or the FFO hurdles have been met on a cumulative basis through such subsequent vesting date. In the event of a Change-in-Control, the performance hurdles for the RSUs will be measured as of the date of the Change-in-Control and any RSUs with respect to which the performance hurdles are met will remain subject to vesting based on continued employment through the original vesting dates. Upon a Change-in-Control, the performance hurdles will be satisfied with respect to the greater of (i) a pro rata amount of the total RSUs based on the portion of the five-year vesting period that had elapsed if the FFO hurdle is met on a cumulative basis through the most recent quarter ended prior to the Change-in-Control or (ii) from 20% to 100% (in 20% increments) of the total RSUs based on the common stock price upon the Change-in-Control as compared to common stock price hurdles from $3.00 per share to $5.00 per share (in $0.50 increments). The terms of the LTIP Units to be awarded to Mr. DuGan under the 2012 Outperformance Plan are described below under “2012 Outperformance Plan.”

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The term of Mr. DuGan’s employment agreement commences on July 1, 2012 and ends on June 30, 2017, with an automatic renewal for a single one-year period unless either party delivers three months’ prior written notice of non-renewal under the agreement.  The agreement provides for an annual salary of no less than $750,000, and such discretionary annual bonuses as the Company, in its sole discretion, may deem appropriate to reward Mr. DuGan for job performance.  Mr. DuGan will also receive a one-time signing bonus of $400,000, of which $200,000 will be payable on July 1, 2012 and the remainder will be payable in three equal installments on June 30, 2013, June 30, 2014 and June 30, 2015; provided that Mr. DuGan remains employed by the Company on each such date.  In addition to annual salary and bonuses, the Company is also obligated to maintain a life insurance policy for the benefit of Mr. DuGan’s beneficiaries in the face amount of $5 million, or if not available at reasonable rates, to self-insure Mr. DuGan up to the maximum cash severance payable under the agreement.  The benefit payable under this policy to Mr. DuGan’s beneficiaries will offset certain other benefits that would otherwise be provided to his estate under the employment agreement, as more fully described below.

If Mr. DuGan’s employment is terminated for any reason, under the agreement he will be subject to the following continuing obligations after termination: (1) noncompetition with the Company for 18 months (12 months if employment is terminated upon the non-renewal of the original five-year term or 6 months if (A) employment is terminated without Cause by the Company or any successor or for Good Reason by Mr. DuGan after a Change-in-Control or (B) Mr. DuGan’s employment is terminated upon or after the expiration of the one-year renewal term); (2) nonsolicitation of the Company’s employees for two years; and (3) nondisparagement of the Company and non-interference with its business for one year.  The employment agreement also provides for the following payments and benefits to Mr. DuGan in connection with the termination of his employment with the Company:

•      Termination without Cause or for Good Reason.  If Mr. DuGan’s employment is terminated by the Company without Cause or by Mr. DuGan for Good Reason, Mr. DuGan will receive the following payments and benefits. Mr. DuGan will receive a cash severance payment equal to two multiplied by the sum of (1) his average annual base salary in effect during the preceding 24 months (his “Prior Salary”), plus (2) the highest annual cash bonus paid to Mr. DuGan during the three fiscal years prior to the date of termination (including any equity awarded as bonus) or, if the 2013 bonus has not yet been determined, $200,000 (his “Prior Bonus”), which amount shall be payable in 24 equal monthly installments; provided that, if Mr. DuGan is terminated by the Company without Cause by the non-renewal of the one year extension term, then Mr. DuGan shall instead receive the sum of his Prior Salary and his Prior Bonus as opposed to two times such amount. Mr. DuGan will also receive any unpaid amount of his signing bonus and, if the termination occurs in 2013 or a later year, the Company will pay to Mr. DuGan a prorated annual performance bonus based on his Prior Bonus (his “Prorated Annual Bonus”) for the year in which Mr. DuGan’s employment is terminated (and the prior year if such bonus had not yet been determined). Mr. DuGan will also receive a monthly cash payment for 24 months equal to the monthly cash payment that the Company would have paid to provide health insurance for Mr. DuGan. Mr. DuGan’s unvested equity awards will be treated as follows: (1) all unvested equity awards (other than the awards of LTIP Units under the 2012 Outperformance Plan and RSUs referenced above and any other performance-based equity award) that would have otherwise vested within 24 months of Mr. DuGan’s termination will vest, provided that if such termination is in connection with or within 18 months following a Change-in-Control, then all such awards shall vest; (2) if Mr. DuGan is terminated prior to any Change-in-Control, then unvested RSUs in an amount equal to 40% of the initial RSU grant will vest; and (3) if Mr. DuGan is terminated on or after a Change-in-Control, then unvested RSUs will be treated pursuant to clause (1) after giving effect to the measurement of performance-based hurdles under the terms of the RSUs as of the Change-in-Control. Mr. DuGan’s receipt of these payments and benefits in connection with a termination without Cause or for Good Reason is subject to his execution of a general release of claims with the Company.

•      Termination upon disability.   If Mr. DuGan’s employment is terminated by the Company due to Mr. DuGan’s disability, Mr. DuGan will receive (1) a cash severance payment equal to the sum of his Prior Salary and his Prior Bonus, which will be payable in 24 equal monthly installments, (2) any unpaid amount of his signing bonus, (3) if the termination date occurs during 2013 or a later year, his Prorated Annual Bonus for the year in which Mr. DuGan’s employment is terminated (and the prior year if such bonus had not yet been determined), and (4) a monthly cash payment for 12 months equal to the monthly cash payment that the Company would have paid to provide health insurance for Mr. DuGan. In addition, in the event of such a termination, Mr. DuGan’s unvested equity awards will be treated as follows: (1) all unvested equity awards (other than the awards of LTIP Units under the 2012 Outperformance Plan and RSUs referenced above and any other performance-based equity award) that would have otherwise vested within 12 months of Mr. DuGan’s termination will vest; (2) if Mr. DuGan is terminated prior to any Change-in-Control, then unvested RSUs in an amount equal to 20% of the initial RSU grant will vest; and (3) if Mr. DuGan is terminated on or after a Change-in-Control, then unvested RSUs will be treated pursuant to clause (1) after giving effect to the measurement of performance-based hurdles under the terms of the RSUs as of the Change-in-Control. Mr. DuGan’s receipt of these payments and benefits in connection with a termination upon disability is subject to his execution of a general release of claims with the Company.

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•      Termination upon death.   If Mr. DuGan’s employment is terminated upon his death, Mr. DuGan’s estate will receive (1) any unpaid amount of his signing bonus, (2) if the termination date occurs during 2013 or a later year, his Prorated Annual Bonus for the year in which Mr. DuGan’s employment is terminated (and the prior year if such bonus had not yet been determined).  In addition, in the event of such a termination, Mr. DuGan’s unvested equity awards will be treated as follows: (1) all unvested equity awards (other than the awards of LTIP Units under the 2012 Outperformance Plan and RSUs referenced above and any other performance-based equity award) that would have otherwise vested within 12 months of the termination date will vest; (2) if the termination date occurs prior to any Change-in-Control, then unvested RSUs in an amount equal to 20% of the initial RSU grant will vest; and (3) if the termination date occurs on or after a Change-in-Control, then unvested RSUs will be treated pursuant to clause (1) after giving effect to the measurement of performance-based hurdles under the terms of the RSUs as of the Change-in-Control. Notwithstanding the foregoing, Mr. DuGan’s estate will only be entitled to receive such payments and benefits to the extent that their aggregate value together with the value of any other accelerated vesting of equity awards granted by the Company exceeds the amount payable to Mr. DuGan’s beneficiaries under the life insurance policy, or self-insurance, maintained by the Company.

To the extent necessary to avoid the imposition of an additional tax under Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), severance pay and benefits will be delayed until six months after termination, during which time the payments will accrue interest at the rate of 5% per annum.

If any payments and benefits to be paid or provided to Mr. DuGan, whether under his employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, Mr. DuGan’s payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. DuGan.

The terms Cause, Good Reason and Change-in-Control are as specifically defined in Mr. DuGan’s employment agreement.

The discussion above is qualified in its entirety by reference to Mr. DuGan’s employment agreement, which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Purchase of Common Stock by Gordon F. DuGan

In connection with Mr. DuGan’s agreement to serve as the Company’s Chief Executive Officer, on June 7, 2012, Mr. DuGan also agreed to purchase 1,000,000 shares of the Company’s common stock from the Company on June 29, 2012 for an aggregate purchase price of $2,520,000 or, $2.52 per share. The per share purchase price is equal to the closing price of the Company’s common stock on the New York Stock Exchange on the day prior to the date Mr. DuGan entered into the subscription agreement with the Company to purchase such shares of common stock. The issuance of such shares of common stock will be a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

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Appointment of Benjamin Harris as President

On June 12, 2012, Company entered into an employment agreement with Benjamin Harris, pursuant to which Mr. Harris agreed to serve as a senior executive officer of the Company for five years commencing on July 1, 2012. Mr. Harris will initially serve as Chief Investment Officer of the Company through July 31, 2012 and thereafter will serve as President of the Company. In accordance with the terms of the employment agreement, the Board appointed Mr. Harris as Chief Investment Officer of the Company as of July 1, 2012 and as President as of August 1, 2012.

Mr. Harris served as the Head of U.S. Net Lease Investments for FIDAC from June 2011 to June 2012 and has over 10 years of experience sourcing, underwriting and closing sale-leaseback and net lease transactions. Mr. Harris served as the Head of US Investments of Northcliffe from October 2010 to June 2011, and as Head of US Investments of W. P. Carey from September 2005 to October 2010. Mr. Harris joined W. P. Carey in June 1998 as an analyst in its Finance Department and moved to the United States investment department in 1999, and was promoted to Second Vice President in March 2000. He became Vice President in 2001, Director and First Vice President in 2002, Executive Director in 2003, Head of US Investments in September 2005 and Managing Director in March 2006. Mr. Harris graduated with joint degrees from the University of King’s College and Dalhousie University in Canada. He is a CFA charter holder and a member of the New York Society of Securities Analysts.  Mr. Harris also serves on the board of the New York Philharmonic. Mr. Harris is 37 years old.

In connection with Mr. Harris’s appointment, the Company granted Mr. Harris 150,000 restricted shares of the Company’s common stock, 450,000 RSUs and LTIP Units in the Operating Partnership pursuant to the 2012 Outperformance Plan. Mr. Harris’s equity awards will vest on the same schedule, in the same proportion, and on the same conditions as the equity awards for Mr. DuGan, as described above.

The term of Mr. Harris’s employment agreement commences on July 1, 2012 and ends on June 30, 2017, with an automatic renewal for a single one-year period unless either party delivers three months’ prior written notice of non-renewal under the agreement.  The agreement provides for an annual salary of no less than $600,000, and such discretionary annual bonuses as the Company, in its sole discretion, may deem appropriate to reward Mr. Harris for job performance.  Mr. Harris will also receive a one-time signing bonus of $150,000, of which $75,000 will be payable on July 1, 2012 and the remainder will be payable in three equal installments on June 13, 2013, June 13, 2014 and June 13, 2015; provided that Mr. Harris remains employed by the Company on each such date.

If Mr. Harris’s employment is terminated for any reason, under the agreement he will be subject to the following continuing obligations after termination: (1) noncompetition with the Company for 12 months (6 months if (A) employment is terminated without Cause by the Company or any successor or for Good Reason by Mr. Harris or (B) Mr. Harris’s employment is terminated upon or after the expiration of the one-year renewal term); (2) nonsolicitation of the Company’s employees for two years; and (3) nondisparagement of the Company and non-interference with its business for one year.  The employment agreement also provides for the following payments and benefits to Mr. Harris in connection with the termination of his employment with the Company:

•      Termination without Cause or for Good Reason.  If Mr. Harris’s employment is terminated by the Company without Cause or by Mr. Harris for Good Reason, Mr. Harris will receive the following payments and benefits. Mr. Harris will receive a cash severance payment equal to the sum (or, if such termination occurs in connection with or within 18 months of a Change-in-Control, 1.5 times the sum) of (1) his average annual base salary in effect during the preceding 24 months (his “Prior Salary”), plus (2) the highest annual cash bonus paid to Mr. Harris during the three fiscal years prior to the date of termination (including any equity awarded as bonus) or, if the 2013 bonus has not yet been determined, $75,000 (his “Prior Bonus”), which amount shall be payable in 12 equal monthly installments.  Mr. Harris will also receive any unpaid amount of his signing bonus and, if the termination occurs in 2013 or a later year, the Company will pay to Mr. Harris his Prorated Annual Bonus for the year in which Mr. Harris’s employment is terminated (and the prior year if such bonus had not yet been determined). Mr. Harris will also receive a monthly cash payment for 12 months equal to the monthly cash payment that the Company would have paid to provide health insurance for Mr. Harris. Mr. Harris’s unvested equity awards will be treated as follows: (1) all unvested equity awards (other than the awards of LTIP Units under the 2012 Outperformance Plan and RSUs referenced above and any other performance-based equity award) that would have otherwise vested within 12 months of Mr. Harris’s termination will vest, provided that if such termination is in connection with or within 18 months following a Change-in-Control, then all such awards shall vest; (2) if Mr. Harris is terminated prior to any Change-in-Control, then unvested RSUs in an amount equal to 20% of the initial RSU grant will vest; and (3) if Mr. Harris is terminated on or after a Change-in-Control, then unvested RSUs will be treated pursuant to clause (1) after giving effect to the measurement of performance-based hurdles under the terms of the RSUs as of the Change-in-Control. Mr. Harris’s receipt of these payments and benefits in connection with a termination without Cause or for Good Reason is subject to his execution of a general release of claims with the Company.

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•      Termination upon disability.   If Mr. Harris’s employment is terminated by the Company due to Mr. Harris’s disability, Mr. Harris will receive (1) a cash severance payment equal to the sum of his Prior Salary and his Prior Bonus, which will be payable in 12 equal monthly installments, (2) any unpaid amount of his signing bonus, (3) if the termination date occurs during 2013 or a later year, his Prorated Annual Bonus for the year in which Mr. Harris’s employment is terminated (and the prior year if such bonus had not yet been determined), and (4) a monthly cash payment for 12 months equal to the monthly cash payment that the Company would have paid to provide health insurance for Mr. Harris. In addition, in the event of such a termination, Mr. Harris’s unvested equity awards will be treated as follows: (1) all unvested equity awards (other than the awards of LTIP Units under the 2012 Outperformance Plan and RSUs referenced above and any other performance-based equity award) that would have otherwise vested within 12 months of Mr. Harris’s termination will vest; (2) if Mr. Harris is terminated prior to any Change-in-Control, then unvested RSUs in an amount equal to 20% of the initial RSU grant will vest; and (3) if Mr. Harris is terminated on or after a Change-in-Control, then unvested RSUs will be treated pursuant to clause (1) after giving effect to the measurement of performance-based hurdles under the terms of the RSUs as of the Change-in-Control. Mr. Harris’s receipt of these payments and benefits in connection with a termination upon disability is subject to his execution of a general release of claims with the Company.

•      Termination upon death.   If Mr. Harris’s employment is terminated upon his death, Mr. Harris’s estate will receive (1) any unpaid amount of his signing bonus, (2) if the termination date occurs during 2013 or a later year, his Prorated Annual Bonus for the year in which Mr. Harris’s employment is terminated (and the prior year if such bonus had not yet been determined).  In addition, in the event of such a termination, Mr. Harris’s unvested equity awards will be treated as follows: (1) all unvested equity awards (other than the awards of LTIP Units under the 2012 Outperformance Plan and RSUs referenced above and any other performance-based equity award) that would have otherwise vested within 12 months of the termination date will vest; (2) if the termination date occurs prior to any Change-in-Control, then unvested RSUs in an amount equal to 20% of the initial RSU grant will vest; and (3) if the termination date occurs on or after a Change-in-Control, then unvested RSUs will be treated pursuant to clause (1) after giving effect to the measurement of performance-based hurdles under the terms of the RSUs as of the Change-in-Control.

To the extent necessary to avoid the imposition of an additional tax under Section 409A of the Internal Revenue Code, severance pay and benefits will be delayed until six months after termination, during which time the payments will accrue interest at the rate of 5% per annum.

If any payments and benefits to be paid or provided to Mr. Harris, whether under his employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, Mr. Harris’s payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Harris.

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The terms Cause, Good Reason and Change-in-Control are as specifically defined in Mr. Harris’s employment agreement.

The discussion above is qualified in its entirety by reference to Mr. Harris’s employment agreement, which is being filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

2012 Outperformance Plan

In connection with the hiring of Messrs. DuGan and Harris, and Nicholas L. Pell, who will join the Company as Managing Director, the Company decided to grant equity awards to these new executives pursuant to a newly adopted outperformance plan, the 2012 Outperformance Plan. Pursuant to the 2012 Outperformance Plan, these executives, in the aggregate, may earn up to $20 million of LTIP Units based on the Company’s common stock price appreciation over a four-year performance period ending June 30, 2016. The amount of LTIP Units earned under the 2012 Outperformance Plan will range from $4 million if the Company’s common stock price equals a minimum hurdle of $5.00 per share (less any dividends paid during the performance period) to $20 million if the Company’s common stock price equals or exceeds $9.00 per share (less any dividends paid during the performance period) at the end of the performance period. The executives will not earn any LTIP Units under the 2012 Outperformance Plan to the extent that the Company’s common stock price is less than the minimum hurdle.

During the performance period, the executives may earn up to 12%, 24% and 36% of the maximum amount under the 2012 Outperformance Plan at the end of the first, second and third years, respectively, of the performance period if the Company’s common stock price has equaled or exceeded the stock price hurdles as of the end of such years. If the minimum stock price hurdle is met as of the end of any such year, the actual amount earned will range on a sliding scale from 20% of the maximum amount that may be earned as of such date (at the minimum stock price hurdle) to 100% of the maximum amount that may be earned as of such date (at the maximum stock price hurdle). Any LTIP Units earned under the 2012 Outperformance Plan will remain subject to vesting, with 50% of any LTIP Units earned vesting on June 30, 2016 and the remaining 50% vesting on June 30, 2017 based, in each case, on continued employment through the vesting date.

Upon the occurrence of a Change-in-Control at any time prior to the end of the performance period, the performance period will be shortened to end on the date of such Change-in-Control, performance will be measured based on the common stock price as of the Change-in-Control and all LTIP Units that are earned will vest as of such date. In the event of a Change-in-Control after the end of the performance period, all LTIP Units that had been previously earned will vest as of such date. If an executive’s employment is terminated by the Company without Cause, by the executive for Good Reason or upon death or disability prior to the end of the performance period, then for such executive performance will be measured as of the date of such termination and a pro rated portion of the LTIP Units earned, if any, will vest based on the portion of the full five-year vesting period that such executive remained employed, plus 12 months, as a percentage of the full five-year vesting period. If an executive’s employment is terminated upon such circumstances after the end of the performance period, all of such executive’s unvested LTIP Units that had been previously earned will vest as of the date of such executive’s termination.

Messrs. DuGan, Harris and Pell will be granted awards under the 2012 Outperformance Plan pursuant to which they may earn up to $10 million, $6 million and $4 million of LTIP Units, respectively.

LTIP Units are a class of limited partnership interests in the Operating Partnership that are structured to qualify as “profits interests” for federal income tax purposes. Accordingly, LTIP Units, initially, will not have full parity, on a per unit basis, with the Class A limited partnership interests in the Operating Partnership with respect to liquidating distributions. If a tax book-up event occurs, which generally includes the issuance of equity interests in the Company or the Operating Partnership and the occurrence of certain other events, at a time when the Operating Partnership’s assets have sufficiently appreciated, the LTIP Units will achieve full parity with the Class A limited partnership interests. To the extent the LTIP Units have achieved parity with the Class A limited partnership interests, the LTIP Units may be converted, subject to the satisfaction of the applicable vesting conditions, on a one-for-one basis into Class A limited partnership interests. Until LTIP Units have been earned under the 2012 Outperformance Plan, the executives will be entitled to receive non-liquidating distributions with respect to the LTIP Units underlying their awards under the 2012 Outperformance Plan on a per unit basis equal to 10% of the regular dividends per share paid on the Company’s common stock, if any. If and when LTIP Units are earned, the executives will be entitled to receive non-liquidating distributions with respect to the earned LTIP Units on a per unit basis equal to the dividends per share paid on the Company’s common stock.

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The terms Cause, Good Reason and Change-in-Control are specifically defined (or referenced) in the award agreement under the 2012 Outperformance Plan.

The foregoing description of the 2012 Outperformance Plan is qualified in its entirety by reference to the form of award agreement under the 2012 Outperformance Plan, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Adoption of the Gramercy Capital Corp. 2012 Inducement Equity Incentive Plan

In connection with the equity awards to be made to Messrs. DuGan, Harris and Pell in connection with the Company’s hiring of these executives, the Board adopted the Gramercy Capital Corp. 2012 Inducement Equity Incentive Plan (the “Plan”) as of June 7, 2012. Under the Plan, the Company may grant equity awards for up to 4,500,000 shares of common stock pursuant to the employment inducement award exemption provided by Section 303A.08 of the New York Stock Exchange Listed Company Manual. The Plan permits the Company to issue a variety of equity awards, including stock options, restricted stock, phantom shares, dividend equivalent rights and other equity-based awards. The Plan will be administered by the Compensation Committee of the Board. The Plan will terminate on the ten year anniversary of the Board’s approval of the Plan, provided that the Board may terminate the Plan at any time. All of the shares available under the Plan will initially be issued or reserved for issuance to Messrs. DuGan, Harris and Pell in connection with the equity awards to be made upon the commencement of their employment with the Company.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Departure of Roger M. Cozzi

In connection with the hiring of Mr. DuGan, Roger M. Cozzi will step down as Chief Executive Officer and as a member of the Board of Directors of the Company as of June 30, 2012, which will be the end of his current term of employment with the Company.

Mr. Cozzi entered into a Separation and Release Agreement (the “Separation Agreement”) with the Company on June 12, 2012. Under the Separation Agreement, the Company will pay Mr. Cozzi severance pay consisting of a lump sum of $30,000, less tax-related deductions and withholdings. Additionally, the Company will reimburse Mr. Cozzi for reasonable legal expenses he incurs in connection with the negotiation of the Separation Agreement up to a limit of $4,000, and for health care premiums through the earliest of (i) September 30, 2012, (ii) the date on which Mr. Cozzi receives health coverage through other employment, or (iii) the end of Mr. Cozzi's eligibility under COBRA for continuation coverage. Pursuant to the Separation Agreement, the Company agreed that Mr. Cozzi, as of the date of the termination of his employment, will no longer be bound by the sections of his employment agreement relating to noncompetition and investment limitations. Mr. Cozzi and the Company provided each other with a mutual general release of claims.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

Transition Agreement with Timothy J. O’Connor

On June 12, 2012, the Company entered into a transition agreement with Timothy J. O’Connor pursuant to which Mr. O’Connor agreed to continue to serve as President of the Company from June 30, 2012, which was the end of his current term of employment with the Company, through July 31, 2012 and thereafter to serve as a full-time Consultant for an additional three months to assist with transitional matters. Pursuant to the transition agreement, Mr. O’Connor stepped down as President of the Company effective as of July 31, 2012.

Pursuant to the transition agreement, the term of Mr. O’Connor’s existing employment agreement with the Company was extended through July 31, 2012 and Mr. O’Connor agreed to serve as a full-time Consultant for three months thereafter. During this additional four-month period, Mr. O’Connor will be entitled to receive base salary at the same annual rate as is currently in effect, a bonus of $287,500 payable over the four-month period and continued benefits. In the event that the Company terminates Mr. O’Connor’s employment as a Consultant without Cause during this period, the Company will continue to be obligated to make all payments due under the transition agreement as if Mr. O’Connor had remained employed under the agreement. Under the transition agreement, the Company also agreed that Mr. O’Connor’s non-competition obligations under his existing employment agreement would not extend beyond October 31, 2012 and the parties agreed to a mutual release of claims.

The foregoing description of the transition agreement is qualified in its entirety by reference to the transition agreement, a copy of which is filed herewith as Exhibit 10.6 and incorporated herein by reference.

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Amendment to Retention Agreement with Michael G. Kavourias

On June 12, 2012, the Company amended the existing retention agreement with Michael G. Kavourias to assist in the retention of Mr. Kavourias through December 31, 2012. Pursuant to this amendment, Mr. Kavourias agreed to an expanded non-competition covenant through December 31, 2012, a non-solicitation covenant and the elimination of the severance obligations contained in his existing retention agreement. The Company agreed to (1) pay Mr. Kavourias a signing bonus of $100,000, (2) accelerate the vesting of 100,000 shares of restricted stock previously granted to Mr. Kavourias that were otherwise scheduled to vest in equal installments in July 2012 and 2013 and (3) pay Mr. Kavourias a guaranteed minimum bonus for 2012 of $750,000, or $850,000 if the Company’s existing CDO assets are sold prior to December 31, 2012, subject to Mr. Kavourias’s continued employment through date the bonus comes due in January 2013.

The foregoing description of this amendment is qualified in its entirety by reference to the amendment, a copy of which is filed herewith as Exhibit 10.7 and incorporated herein by reference.

Item 8.01 Other Events.

On June 13, 2012, the Company announced that the Board, following an extensive review of strategic alternatives, approved a new investment strategy for the Company and has appointed Mr. DuGan as the Company’s new Chief Executive Officer.

The Company also announced that Allan Baum, one of its directors, has been appointed as lead independent director of the Board.

Reference is hereby made to the press release filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment and Noncompetition Agreement, dated as of June 7, 2012, by and between Gramercy Capital Corp. and Gordon DuGan.
10.2	Employment and Noncompetition Agreement, dated as of June 12, 2012, by and between Gramercy Capital Corp. and Benjamin Harris.
10.3	Form of 2012 Long-Term Outperformance Plan Award Agreement.
10.4	Gramercy Capital Corp. 2012 Inducement Equity Incentive Plan.
10.5	Separation and Release Agreement, dated as of June 12, 2012, by and among Gramercy Capital Corp., GKK Capital LP and Roger M. Cozzi.
10.6	Transition and Release Agreement, dated as of June 12, 2012, by and among Gramercy Capital Corp., GKK Capital LP and Timothy J. O’Connor.
10.7	Amendment to Retention Agreement, dated as of June 12, 2012, by and between Gramercy Capital Corp. and Michael G. Kavourias.
99.1	Press Release, dated June 13, 2012.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 13, 2012

GRAMERCY CAPITAL CORP.

By:	/s/ Jon W. Clark
	Name:	Jon W. Clark
	Title:	Chief Financial Officer
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INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Employment and Noncompetition Agreement, dated as of June 7, 2012, by and between Gramercy Capital Corp. and Gordon DuGan.
10.2	Employment and Noncompetition Agreement, dated as of June 12, 2012, by and between Gramercy Capital Corp. and Benjamin Harris.
10.3	Form of 2012 Long-Term Outperformance Plan Award Agreement
10.4	Gramercy Capital Corp. 2012 Inducement Equity Incentive Plan.
10.5	Separation and Release Agreement, dated as of June 12, 2012, by and among Gramercy Capital Corp., GKK Capital LP and Roger M. Cozzi.
10.6	Transition and Release Agreement, dated as of June 12, 2012, by and among Gramercy Capital Corp., GKK Capital LP and Timothy J. O’Connor.
10.7	Amendment to Retention Agreement, dated as of June 12, 2012, by and between Gramercy Capital Corp. and Michael G. Kavourias.
99.1	Press Release, dated June 13, 2012.

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